U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2016

GOLDEN GLOBAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54528	47-1460693
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

21573 San Germain Dr., Boca Raton, FL	33433
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 430-5935

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms the “the Company,” “we,” “us” and “our” refer to Golden Global Corp.

Item 1.01.        Entry into a Material Definitive Agreement.

On June 13, 2016, the Company issued a press release announcing that we had entered into a definitive asset purchase and sale agreement (the “Purchase Agreement”) to acquire the membership base and operating assets of the Gladiator Training Fitness Center from 24/7 Fitness EB, LLC for $100,000 plus the assumption of certain specified liabilities. The Gladiator Training Fitness Center, which is located in suburban Pittsburgh, Pennsylvania, has over 1,500 active members has been in operation for over 15 years and is generating annual revenue of approximately $700,000. Golden Global intends to rebrand the Fitness Center as its initial Global Fitness™ Training Center. Closing of the purchase is subject to the fulfillment of several customary conditions.

The above description of the Purchase Agreement and the transactions contemplated thereby are qualified in their entirety by reference to the copies of the Purchase Agreement and press release filed as filed as Exhibits 10.1 and 99.1 to this report.

Item 9.01.        Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description

10.1	Asset Sale and Purchase Agreement, dated as of June 11, 2016

99.1	Press Release, dated June 13, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GLOBAL CORP.

Dated: July 18, 2016	By:	/s/ Erik Blum
Erik Blum, Chief Executive Officer